Exhibit 3.1

CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SAFETY INSURANCE GROUP, INC.

Safety Insurance Group, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.This Certificate of Amendment amends the provisions of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

2.Article VIII of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote only in accordance with the provisions of this Article VIII and applicable law.

(a)

REQUEST FOR RECORD DATE. The record date for determining such stockholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article VIII. Any holder of Common Stock of the Corporation seeking to have such stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of the Corporation, delivered to the Corporation and signed by holders of record at the time such notice is delivered holding shares representing an aggregate of at least twenty percent (20%) of the outstanding shares of Common Stock of the Corporation, request that a record date be fixed for such purpose. The written notice must contain the information set forth in paragraph (b) of this Article VIII. Following delivery of the notice, the Board of Directors shall, by the later of (i) 20 days after delivery of a valid request to set a record date and (ii) 5 days after delivery of any information required by the Corporation to determine the validity of the request for a record date or to determine whether the action to which the request relates may be effected by written consent under paragraph (c) of the Article VIII, determine the validity of the request and whether the request relates to an action that may be taken by written consent and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If a notice complying with the second and third sentences of this paragraph (a) has been duly delivered to the Secretary of the Corporation but no record date has been fixed by the Board of Directors by the date required by the preceding sentence, the record date shall be the first date on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to the Corporation in the matter described in paragraph (f) of this Article VIII; provided that, if prior action by the Board of Directors is required under the provisions of GCL, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(b)

NOTICE REQUIREMENTS. The written notice required by paragraph (a) of this Article VIII must be delivered by the holders of record of at least twenty percent (20%) of the outstanding shares of Common Stock of the Corporation entitled to vote on the matter (with evidence of such ownership attached to the notice), must describe the action proposed to be taken by written consent of stockholders and must contain (i) such information and representations, to the extent applicable, then required by the Bylaws as though such stockholder was intending to make a nomination or to bring any other matter before a meeting of stockholders, other than as permitted to be included in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Securities Exchange Act of 1934 and (ii) the text of the proposal(s) (including the text of any resolutions to be adopted by written consent of stockholders and the language of any proposed amendment to the Bylaws). The Corporation may require the stockholder(s) submitting such notice to furnish such other information as may be requested by the Corporation to determine the validity of the request for a record date and to determine whether the request relates to an action that may be effected by written consent under this Article VIII. In connection with an action or actions proposed to be taken by written consent in accordance with this Article VIII, the stockholders seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, as required by paragraph (c) of this Article VIII.

(c)

ACTIONS WHICH MAY BE TAKEN WITH WRITTEN CONSENT. Stockholders are not entitled to act by written consent if (i) the action relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) the request for a record date for such action is delivered to the Corporation during the period commencing 90 days prior to the first anniversary of the date of the notice of annual meeting for the immediately preceding annual meeting and ending on the earlier of (x) the date of the next annual meeting and (y) 30 calendar days after the first anniversary of the date of the immediately preceding annual meeting, (iii) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election or removal of directors, was presented at a meeting of stockholders held not more than 12 months before the request for a record date for such action is delivered to the Corporation, (iv) a Similar Item consisting of the election or removal of directors was presented at a meeting of stockholders held not more than 90 days before the request for a record date was delivered to the Corporation (and, for purposes of this clause, the election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), (v) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholders meeting that has been called by the time the request for a record date is delivered to the Corporation but not yet held, (vi) such record date request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 or other applicable law, or (vii) sufficient written consents are not delivered to the Corporation prior to the first anniversary of the date of the notice of annual meeting for the immediately preceding annual meeting.

(d)

MANNER OF CONSENT SOLICITATION. In addition to the other requirements set forth in this Article VIII and by applicable law, holders of Common Stock of the Corporation may take action by written consent only if the stockholder or group of stockholders seeking to take action by written consent of stockholders uses best efforts to solicit consents from all holders of capital stock of the Corporation entitled to vote on the matter and in accordance with applicable law.

(e)

DATE OF CONSENT. No written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (f) as a “Consent”) shall be effective to take the corporate action referred to therein unless Consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner required by paragraph (f) of this Article VIII within 60 days of the first date on which a Consent is so delivered to the Corporation.

(f)

DELIVERY OF CONSENTS. No Consents may be delivered to the Corporation or its registered office in the State of Delaware until 60 days after the delivery of a valid request to set a record date. Consents must be delivered to the Corporation by delivery to its registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to the Corporation of Consents, the Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by written consent as the Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the stockholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent; provided, however, that if the action to which the Consents relate is the election or removal of one or more members of the Board of Directors, the Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors (“Inspectors”) with respect to such Consent, and such Inspectors shall discharge the functions of the Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, as the case may be, under this Article VIII. If, after such investigation, the Secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders and the Consents shall be filed in such records. In conducting the investigation required by this section, the Secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

(g)

EFFECTIVENESS OF CONSENT. Notwithstanding anything else in this Amended and Restated Certificate of Incorporation to the contrary, no action may be taken by written consent of the holders of Common Stock of the Corporation except in accordance with this Article VIII. If the Board of Directors shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, this Article VIII, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Article VIII, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. No action by written consent without a meeting shall be effective until such date as the Secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate, or the Inspectors, as applicable, certify to the Corporation that the Consents delivered to the Corporation in accordance with paragraph (f) of this Article VIII, represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Delaware law and this Certificate of Incorporation; provided, that prompt notice of the taking of the corporate action shall be given to those holders of capital stock of the Corporation who have not consented in writing to such action.

(h)

CHALLENGE TO VALIDITY OF CONSENT. Nothing contained in this Article VIII shall in any way be construed to suggest or imply that the Board of Directors of the Corporation or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the Secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, or to prosecute or defend any litigation with respect thereto.

(i)

BOARD-SOLICITED STOCKHOLDER-ACTION BY WRITTEN CONSENT. Notwithstanding anything to the contrary set forth above, (x) none of the foregoing provisions of this Article VIII shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (y) the Board of Directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law.”

3.Article IX of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“Special meetings of the stockholders of the Corporation for any purposes may be called at any time by (i) the Board of Directors or the President or (ii) the Secretary of the Corporation, following receipt of one or more written demands to call a special meeting of the stockholders from one or more stockholders of record representing ownership of not less than twenty five percent (25%) of the voting power of all outstanding shares of Common Stock of the Corporation then entitled to vote on the matter or matters to be brought before the proposed special meeting that complies with the procedures for calling a special meeting of the stockholders as set forth in this Article IX and the Bylaws, as applicable.

(a)

NOTICE. A request to the Secretary of the Corporation shall be delivered to him or her at the Corporation’s principal executive offices and signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall set forth:

(i)	a brief description of each matter of business desired to be brought before the special meeting;
(ii)	the reasons for conducting such business at the special meeting;
(iii)

the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); and

(iv)	the information required in Article III, Section 2 of the Bylaws.
(b)

BUSINESS. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.

(c)

TIME AND DATE. A special meeting requested by stockholders shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if:

(i)

the Board of Directors has called or calls for an annual or special meeting of the stockholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) the business specified in the request;

(ii)	the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law;

(iii)

a Similar Item was presented at any meeting of stockholders held within 90 days prior to the receipt by the Secretary of the request for the special meeting (and, for purposes of this Article IX, the election of directors shall be deemed a Similar Item with respect to all items of business involving the election or removal of directors); or

(iv)	the special meeting request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.
(d)

REVOCATION. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary at the Corporation’s principal executive offices, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.”

4.Article XII of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“Any provision contained in this Amended and Restated Certificate of Incorporation may be repealed, altered, amended or rescinded, in whole or in part, or a new Certificate of Incorporation may be adopted by a majority of the Board of Directors then in office with the consent of stockholders of the Corporation holding a majority of the votes entitled to be cast by the holders of all outstanding securities which by their terms may be voted on all matters submitted to stockholders of the Corporation generally.”

5.These amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

6.All other provisions of the Certificate of Incorporation shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by Christopher T. Whitford, its Vice President, Chief Financial Officer and Secretary, this 3rd day of June 2022.

By:	/s/ CHRISTOPHER T. WHITFORD
Christopher T. Whitford
V.P., Chief Financial Officer and Secretary